Exhibit 99.1
press release
Paylocity Announces First Quarter Fiscal Year 2024 Financial Results
•Q1 2024 Recurring & Other Revenue of $291.7 million, up 19% year-over-year
•Q1 2024 Total Revenue of $317.6 million, up 25% year-over-year
SCHAUMBURG, IL. – November 2, 2023 – Paylocity Holding Corporation (Nasdaq: PCTY), a leading provider of cloud-based HCM and payroll software solutions, today announced financial results for the first quarter of fiscal year 2024, which ended September 30, 2023.

“Our solid results continued into fiscal 24, with total revenue growth of 25% and recurring revenue growth of 19%, as our differentiated value proposition of providing the most modern software in the industry continues to resonate in the marketplace. In October, we held our annual Elevate Client Conference, where we connected with several thousand clients and further demonstrated our ongoing commitment to driving innovation with the announcement of two new product releases: Rewards & Recognition, which is designed to help clients improve employee retention by automating and customizing both peer and manager feedback, and Employee Voice, which combines AI with our proprietary, statistically validated engagement model to improve upon our existing Survey functionality and help clients aggregate, analyze, and act on employee feedback at a much larger scale,” said Steve Beauchamp, Co-Chief Executive Officer of Paylocity.
First Quarter Fiscal 2024 Financial Highlights
Revenue:
•Total revenue was $317.6 million, an increase of 25% from the first quarter of fiscal year 2023.
•Recurring & other revenue was $291.7 million, an increase of 19% from the first quarter of fiscal year 2023.
Operating Income:
•GAAP operating income was $41.2 million and non-GAAP operating income was $86.9 million in the first quarter of fiscal year 2024.
Net Income:
•GAAP net income was $34.5 million or $0.61 per share in the first quarter of fiscal year 2024 based on 56.9 million diluted weighted average common shares outstanding.
Adjusted EBITDA:
•Adjusted EBITDA, a non-GAAP measure, was $104.9 million in the first quarter of fiscal year 2024.
Balance Sheet and Cash Flow:
•Cash and cash equivalents totaled $305.0 million as of the first quarter of fiscal year 2024.
•Cash flow from operations for the first three months of fiscal year 2024 was $62.1 million compared to $16.4 million for the first three months of fiscal year 2023.
•As of September 30, 2023, Paylocity had no long-term debt and had not drawn on its credit facility.
A reconciliation of GAAP to non-GAAP financial measures has been provided in this press release, including the accompanying tables. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Business Outlook
Based on information available as of November 2, 2023, Paylocity is issuing guidance for the second quarter and full fiscal year 2024 as indicated below.
Second Quarter 2024:
•Total revenue is expected to be in the range of $322.5 million to $326.5 million, which represents approximately 19% growth over fiscal year 2023 second quarter total revenue.
•Adjusted EBITDA, a non-GAAP measure, is expected to be in the range of $100.0 million to $103.0 million.
Fiscal Year 2024:
•Total revenue is expected to be in the range of $1.405 billion to $1.410 billion, which represents approximately 20% growth over fiscal year 2023 total revenue.
•Adjusted EBITDA, a non-GAAP measure, is expected to be in the range of $474.0 million to $478.0 million.
We are unable to reconcile forward-looking non-GAAP Adjusted EBITDA to its directly comparable GAAP financial measure because the information which is needed to complete a reconciliation is unavailable at this time without unreasonable effort.
Conference Call Details
Paylocity will host a conference call to discuss its first quarter fiscal year 2024 results at 4:30 p.m. Central Time today (5:30 p.m. Eastern Time). A live audio webcast of the conference call along with detailed financial information can be accessed through https://investors.paylocity.com/events-and-presentations where dial in details are provided. A replay of the call will be available and archived via webcast at https://investors.paylocity.com/.
About Paylocity
Paylocity is a leading provider of cloud-based HCM and payroll software solutions headquartered in Schaumburg, IL. Founded in 1997 and publicly traded since 2014, Paylocity offers an intuitive, easy-to-use product suite that helps businesses tackle today’s challenges while moving them toward the promise of tomorrow. Known for its unique culture and consistently recognized as one of the best places to work, Paylocity accompanies its clients on the journey to create great workplaces and help people achieve their best through automation, data-driven insights, and engagement. For more information, visit www.paylocity.com.
Non-GAAP Financial Measures
The company uses certain non-GAAP financial measures when reporting its financial results, including Adjusted EBITDA, Adjusted EBITDA margin, adjusted gross profit, adjusted gross profit margin, non-GAAP operating income, non-GAAP net income, non-GAAP net income per share, non-GAAP sales and marketing and non-GAAP sales and marketing margin, non-GAAP total research and development and non-GAAP total research and development margin, non-GAAP general and administrative and non-GAAP general and administrative margin, free cash flow and free cash flow margin, certain of which are included in this release. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position or cash flow that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. We define Adjusted EBITDA as net income (loss) before interest expense, income tax expense (benefit), and depreciation and amortization expense, adjusted to eliminate stock-based compensation expense and employer payroll taxes related to stock releases and option exercises and other items as described later in this release. We calculate Adjusted EBITDA margin as adjusted EBITDA as described in the preceding sentence divided by total revenues. Adjusted gross profit is adjusted to eliminate stock-based compensation expense and employer payroll taxes related to stock releases and option exercises and amortization of capitalized internal-use software costs and certain acquired intangibles. Adjusted gross profit margin is calculated as adjusted gross profit as described in the preceding sentence divided by total revenues. Non-GAAP operating income is adjusted to eliminate stock-based compensation expense and employer payroll taxes related to stock releases and option exercises, the amortization of acquired intangibles and other items as described later in this release. Non-GAAP sales and marketing expense is adjusted to eliminate stock-based compensation expense and employer payroll taxes related to stock releases and option exercises and other items as described later in this release. Non-GAAP sales and marketing margin is calculated by dividing non-GAAP sales and marketing by total revenues. Non-GAAP general and administrative expense is adjusted to eliminate stock-based compensation expense and employer payroll taxes related to stock releases and option exercises, the amortization of certain acquired intangibles and other items as described later in this release. Non-

GAAP general and administrative margin is calculated by dividing non-GAAP general and administrative margin by total revenues. Non-GAAP net income and non-GAAP net income per share are adjusted to eliminate stock-based compensation expense and employer payroll taxes related to stock releases and option exercises, the amortization of acquired intangibles and other items as described later in this release, including the income tax effect on these items. Non-GAAP total research and development is adjusted for capitalized internal-use software costs paid and to eliminate stock-based compensation expense and employer payroll taxes related to stock releases and option exercises and other items as described later in this release. Non-GAAP total research and development margin is calculated by dividing non-GAAP total research and development by total revenues. Free cash flow is defined as net cash provided by operating activities less capitalized internal-use software costs, purchase of property and equipment and lease allowances used for tenant improvements. Free cash flow margin is calculated by dividing free cash flow as defined in the preceding sentence divided by total revenues. Please note that other companies may define their non-GAAP financial measures differently than we do. Management presents certain non-GAAP financial measures in this release because it considers them to be important supplemental measures of performance. Management uses these non-GAAP financial measures for planning purposes, including analysis of the company's performance against prior periods, the preparation of operating budgets and to determine appropriate levels of operating and capital investments. Management believes that these non-GAAP financial measures provide additional insight for analysts and investors in evaluating the company's financial and operational performance. Management also intends to provide these non-GAAP financial measures as part of the company’s future earnings discussions and, therefore, the inclusion of the non-GAAP financial measures should provide consistency in the company’s financial reporting. Non-GAAP financial measures have limitations as an analytical tool. Investors are encouraged to review the reconciliation of the non-GAAP measures to their most directly comparable GAAP measures provided in this release.
Safe Harbor/Forward Looking Statements
This press release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included herein regarding Paylocity’s future operations, ability to scale its business, future financial position and performance, future revenues, projected costs, prospects, plans and objectives of management are forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “will,” “would,” “seek” and similar expressions (or the negative of these terms) are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include, among other things, statements about management's estimates regarding future revenues and financial performance, long-term financial targets and other statements about management’s beliefs, intentions or goals. Paylocity may not actually achieve the expectations disclosed in the forward-looking statements, and you should not place undue reliance on Paylocity’s forward-looking statements. These forward-looking statements involve risks and uncertainties that could cause actual results or events to differ materially from the expectations disclosed in the forward-looking statements, including, but not limited to the general economic conditions in regions in which Paylocity does business, changes in interest rates, business disruptions, reductions in employment and an increase in business failures that have occurred or may occur in the future; Paylocity’s ability to leverage AI Assist and other forms of artificial intelligence and machine learning in its technology, which may be constrained by current and future laws, regulations, interpretive positions or standards governing new and evolving technologies and ethical considerations that could restrict or impose burdensome and costly requirements on its ability to continue to leverage data in innovative ways; Paylocity’s ability to retain existing clients and to attract new clients to enter into subscriptions for its services; the challenges associated with a growing company’s ability to effectively service clients in a dynamic and competitive market; challenges associated with expanding and evolving a sales organization to effectively address new geographies and products and services; challenges related to cybersecurity threats and evolving cybersecurity regulations; Paylocity’s reliance on and ability to expand its referral network of third parties; Paylocity’s reliance on third party payroll partners in foreign jurisdictions in its Blue Marble business; difficulties associated with accurately forecasting revenue and appropriately planning expenses; challenges with managing growth effectively; risks related to regulatory, legislative and judicial uncertainty in Paylocity’s markets; Paylocity’s ability to protect and defend its intellectual property; the risk that Paylocity’s security measures are compromised or a threat actor gains unauthorized access to customer data; unexpected events in the market for Paylocity’s solutions; changes in the competitive environment in Paylocity’s industry and the markets in which it operates; adverse changes in general economic or market conditions; changes in the employment rates of Paylocity’s clients and the resultant impact on revenue; the possibility that Paylocity may be adversely affected by other economic, business, and/or competitive factors; and other risks and potential factors that could affect Paylocity’s business and financial results identified in Paylocity’s filings with the Securities and Exchange Commission (the “SEC”), including its 10-K filed with the SEC on August 4, 2023. Additional information will also be set forth in Paylocity’s future quarterly reports on Form 10-Q, annual reports on Form 10-K and other filings that Paylocity makes with the SEC. These forward-looking statements represent Paylocity’s expectations as of the date of this press release. Subsequent events may cause these expectations to change, and Paylocity disclaims any obligations to update or alter these forward-looking statements in the future, whether as a result of new information, future events or otherwise.

PAYLOCITY HOLDING CORPORATION
Unaudited Consolidated Balance Sheets
(in thousands, except per share data)

	June 30, 2023	September 30, 2023
Assets
Current assets:
Cash and cash equivalents	$288,767	$305,031
Accounts receivable, net	25,085	30,111
Deferred contract costs	78,109	82,438
Prepaid expenses and other	35,061	36,971
Total current assets before funds held for clients	427,022	454,551
Funds held for clients	2,621,415	2,528,353
Total current assets	3,048,437	2,982,904
Capitalized internal-use software, net	86,127	95,522
Property and equipment, net	64,069	63,341
Operating lease right-of-use assets	44,067	42,890
Intangible assets, net	34,527	31,991
Goodwill	102,054	102,054
Long-term deferred contract costs	294,222	305,788
Long‑term prepaid expenses and other	6,331	5,925
Deferred income tax assets	15,846	16,362
Total assets	$3,695,680	$3,646,777

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$6,153	$8,749
Accrued expenses	143,287	131,693
Total current liabilities before client fund obligations	149,440	140,442
Client fund obligations	2,625,355	2,531,789
Total current liabilities	2,774,795	2,672,231
Long-term operating lease liabilities	62,471	60,584
Other long-term liabilities	3,731	3,584
Deferred income tax liabilities	11,820	17,739
Total liabilities	$2,852,817	$2,754,138
Stockholders’ equity:
Preferred stock, $0.001 par value, 5,000 authorized, no shares issued and outstanding at June 30, 2023 and September 30, 2023	$—	$—
Common stock, $0.001 par value, 155,000 shares authorized at June 30, 2023 and September 30, 2023; 55,912 shares issued and outstanding at June 30, 2023 and 56,167 shares issued and outstanding at September 30, 2023	56	56
Additional paid-in capital	380,632	395,771
Retained earnings	466,690	501,207
Accumulated other comprehensive loss	(4,515)	(4,395)
Total stockholders' equity	$842,863	$892,639
Total liabilities and stockholders’ equity	$3,695,680	$3,646,777

PAYLOCITY HOLDING CORPORATION
Unaudited Consolidated Statements of Operations and Comprehensive Income
(in thousands, except per share data)

	Three Months Ended September 30,
	2022	2023
Revenues:
Recurring and other revenue	$245,406	$291,685
Interest income on funds held for clients	7,874	25,901
Total revenues	253,280	317,586
Cost of revenues	84,543	101,467
Gross profit	168,737	216,119
Operating expenses:
Sales and marketing	71,063	80,403
Research and development	40,093	44,605
General and administrative	50,492	49,922
Total operating expenses	161,648	174,930
Operating income	7,089	41,189
Other income (expense)	(163)	3,225
Income before income taxes	6,926	44,414
Income tax expense (benefit)	(23,426)	9,897
Net income	$30,352	$34,517
Other comprehensive income (loss), net of tax	(2,372)	120
Comprehensive income	$27,980	$34,637

Net income per share:
Basic	$0.55	$0.62
Diluted	$0.54	$0.61

Weighted-average shares used in computing net income per share:
Basic	55,453	56,037
Diluted	56,664	56,881
Stock-based compensation expense and employer payroll taxes related to stock releases and option exercises for each of the three months ended September 30, are included in the above line items:

	Three Months Ended September 30,
	2022	2023
Cost of revenues	$5,045	$5,602
Sales and marketing	10,500	9,871
Research and development	10,234	10,870
General and administrative	19,199	15,633
Total stock-based compensation expense and employer payroll taxes related to stock releases and option exercises	$44,978	$41,976

PAYLOCITY HOLDING CORPORATION
Unaudited Consolidated Statements of Cash Flows
(in thousands)

	Three Months Ended September 30,
	2022	2023
Cash flows from operating activities:
Net income	$30,352	$34,517
Adjustments to reconcile net income to net cash provided by operating activities:
Stock-based compensation expense	39,813	39,005
Depreciation and amortization expense	14,267	17,121
Deferred income tax expense (benefit)	(23,415)	5,391
Provision for credit losses	266	181
Net accretion of discounts on available-for-sale securities	(842)	(1,392)
Amortization of debt issuance costs	94	65
Other	125	124
Changes in operating assets and liabilities:
Accounts receivable	(6,020)	(4,801)
Deferred contract costs	(19,328)	(14,985)
Prepaid expenses and other	614	(1,669)
Accounts payable	(1,805)	1,569
Accrued expenses and other	(17,734)	(12,984)
Net cash provided by operating activities	16,387	62,142
Cash flows from investing activities:
Purchases of available-for-sale securities	(118,926)	(92,567)
Proceeds from sales and maturities of available-for-sale securities	42,850	101,216
Capitalized internal-use software costs	(9,953)	(14,193)
Purchases of property and equipment	(3,447)	(3,454)
Other investing activities	—	(406)
Net cash used in investing activities	(89,476)	(9,404)
Cash flows from financing activities:
Net change in client fund obligations	(1,688,339)	(93,566)
Taxes paid related to net share settlement of equity awards	(74,071)	(28,825)
Payment of debt issuance costs	(855)	(11)
Net cash used in financing activities	(1,763,265)	(122,402)
Net change in cash, cash equivalents and funds held for clients' cash and cash equivalents	(1,836,354)	(69,664)
Cash, cash equivalents and funds held for clients' cash and cash equivalents—beginning of period	3,793,453	2,421,312
Cash, cash equivalents and funds held for clients' cash and cash equivalents—end of period	$1,957,099	$2,351,648
Supplemental Disclosure of Non-Cash Investing and Financing Activities
Purchases of property and equipment and internal-use software, accrued but not paid	$—	$1,803
Liabilities assumed for acquisitions	$117	$—
Supplemental Disclosure of Cash Flow Information
Cash paid for interest	$62	$124
Cash paid for income taxes	$19	$6,207
Reconciliation of cash, cash equivalents and funds held for clients' cash and cash equivalents to the Consolidated Balance Sheets
Cash and cash equivalents	$65,484	$305,031
Funds held for clients' cash and cash equivalents	1,891,615	2,046,617
Total cash, cash equivalents and funds held for clients' cash and cash equivalents	$1,957,099	$2,351,648

Paylocity Holding Corporation
Reconciliation of GAAP to non-GAAP Financial Measures
(In thousands except per share data)

	Three Months Ended September 30,
	2022	2023
Reconciliation from Gross profit to Adjusted gross profit:
Gross profit	$168,737	$216,119
Amortization of capitalized internal-use software costs	7,042	9,535
Amortization of certain acquired intangibles	1,854	1,854
Stock-based compensation expense and employer payroll taxes related to stock releases and option exercises	5,045	5,602
Other items (1)	19	—
Adjusted gross profit	$182,697	$233,110

	Three Months Ended September 30,
	2022	2023
Reconciliation from Operating income to Non-GAAP Operating income:
Operating income	$7,089	$41,189
Stock-based compensation expense and employer payroll taxes related to stock releases and option exercises	44,978	41,976
Amortization of acquired intangibles	2,771	2,536
Other items (2)	265	1,185
Non-GAAP Operating income	$55,103	$86,886

	Three Months Ended September 30,
	2022	2023
Reconciliation from Net income to Non-GAAP Net income:
Net income	$30,352	$34,517
Stock-based compensation expense and employer payroll taxes related to stock releases and option exercises	44,978	41,976
Amortization of acquired intangibles	2,771	2,536
Other items (2)	265	1,185
Income tax effect on adjustments (3)	(22,935)	(830)
Non-GAAP Net income	$55,431	$79,384

	Three Months Ended September 30,
	2022	2023
Calculation of Non-GAAP Net income per share:
Non-GAAP Net income	$55,431	$79,384
Diluted weighted-average number of common shares	56,664	56,881
Non-GAAP Net income per share	$0.98	$1.40

	Three Months Ended September 30,
	2022	2023
Reconciliation from Net income to Adjusted EBITDA:
Net income	$30,352	$34,517
Interest expense	187	190
Income tax expense (benefit)	(23,426)	9,897
Depreciation and amortization expense	14,267	17,121
EBITDA	21,380	61,725
Stock-based compensation expense and employer payroll taxes related to stock releases and option exercises	44,978	41,976
Other items (2)	265	1,185
Adjusted EBITDA	$66,623	$104,886

	Three Months Ended September 30,
	2022	2023
Reconciliation of Non-GAAP sales and marketing:
Sales and marketing	$71,063	$80,403
Stock-based compensation expense and employer payroll taxes related to stock releases and option exercises	10,500	9,871
Other items (1)	22	—
Non-GAAP sales and marketing	$60,541	$70,532

	Three Months Ended September 30,
	2022	2023
Reconciliation of Non-GAAP total research and development:
Research and development	$40,093	$44,605
Capitalized internal-use software costs	9,953	14,193
Stock-based compensation expense and employer payroll taxes related to stock releases and option exercises	10,234	10,870
Other items (1)	218	222
Non-GAAP total research and development	$39,594	$47,706

	Three Months Ended September 30,
	2022	2023
Reconciliation of Non-GAAP general and administrative:
General and administrative	$50,492	$49,922
Stock-based compensation expense and employer payroll taxes related to stock releases and option exercises	19,199	15,633
Amortization of certain acquired intangibles	917	682
Other items (2)	6	963
Non-GAAP general and administrative	$30,370	$32,644

	Three Months Ended September 30,
	2022	2023
Reconciliation of Free Cash Flow:
Net cash provided by operating activities	$16,387	$62,142
Capitalized internal-use software costs	(9,953)	(14,193)
Purchases of property and equipment	(3,447)	(3,454)
Free Cash Flow	$2,987	$44,495

(1) Represents acquisition-related costs.
(2) Represents acquisition and other nonrecurring transaction-related costs.
(3) Includes the income tax effect on non-GAAP net income adjustments related to stock-based compensation expense and employer payroll taxes related to stock releases and option exercises, amortization of acquired intangibles and other items, which include acquisition and other nonrecurring transaction-related costs.